Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
WOIZE INTERNATIONAL LTD.
FORM 10-KSB FOR THE YEAR ENDED MARCH 31, 2008
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer of Woize International Ltd., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Form 10-KSB of the Company for the fiscal year ended March 31, 2008 and filed with the Securities and Exchange Commission ("Form 10-KSB").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-KSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 14, 2008	By:	/s/ Daniel Savino
Daniel Savino
Chief Executive Officer